UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501

(Address of principal executive offices)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

A Senior Vice President of MeadWestvaco Corporation (the “Company”), Mr. Wendell L. Willkie, II, General Counsel and Corporate Secretary, established a Rule 10b5-1 trading plan (the “Trading Plan”) on June 6, 2011 to sell Company stock acquired through his exercise of employee stock options as part of his personal financial planning strategy for asset diversification. His individual Trading Plan is described below.

Mr. Willkie’s Trading Plan provides for the sale of up to 72,727 shares of Company stock that he may acquire upon exercise of employee stock options. The exercise price of those options is currently below the Company’s stock price. Planned sales under his Trading Plan will commence no earlier than July 7, 2011, provided that the price of Company stock achieves specified levels. His Trading Plan terminates on December 30, 2011.

Mr. Willkie’s Trading Plan covers the exercise of 28% of his outstanding vested employee stock options. Mr. Willkie’s Trading Plan will not impact his current holdings in Company stock, which is well above the Company’s stock ownership guidelines for executives.

10b5-1 Plans Generally

The Trading Plan described above was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, and the Company’s policies regarding transactions in its securities. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Once a plan is established, the individual retains no discretion over purchases or sales under the plan, and the transactions are executed through a broker on or after specified dates, whether or not the individual subsequently acquires material non-public information about the Company.

Any transactions under this Trading Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission when due.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: June 9, 2011		John J. Carrara
Assistant Secretary